Exhibit 3.86

Y.D -AM(NC)

AUG 24 1989

KB	RAS	CWA			
FILE:					
CC:					

The State of Texas

Secretary of State

AUG. 21, 1989

ENSCO, INC., KENT BROOKS
1201 DAIRY ASHFORD, STE. 200
HOUSTON ,TX 77079

RE:
ENSCO INCORPORATED
CHARTER NUMBER 01061620-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

VERY TRULY YOURS,

George S Bayoud Jr.

Secretary of State

YD -AM(NC)

The State of Texas

Secretary of State

CERTIFICATE OF AMENDMENT

FOR

ENSCO INCORPORATED

FORMERLY

ENSCO, INC.
CHARTER NUMBER 01061620

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF AMENDMENT HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE AND ATTACHES HERETO A COPY OF THE ARTICLES OF AMENDMENT.

DATED AUG. 21, 1989

THE STATE OF TEXAS

George S Bayoud Jr.

Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF ENSCO, INC. FILED In the Office of the Secretary of State of Texas AUG 21 1989 Corporations ~tin Pursuant to the provisions of Article 4. 04 of tl'll!:!'n Texas Business Corporation Act, as amended, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation: ARTICLE ONE The name of the corporation is ENSCO, Inc. ARTICLE TWO The following amendment to the Articles of Incorporation was adopted by the shareholders and directors of the corporation on August 15, 1989. "RESOLVED, that Article I of the Articles of Incorporation be amended to change the name of the corporation to ENSCO INCORPORATED." The amendment alters or changes Article I of the amended Articles of Incorporation to read as follows: "ARTICLE I The name of the corporation is ENSCO INCORPORATED." ARTICLE THREE , The number of shares of the corporation outstanding at the time of such adoption was One Thousand (1,000} shares of common capital stock having a par value of One Dollar ($1.00) per share, all of which were entitled to vote thereon. ARTICLE FOUR The holders of all the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment. DATED: August 16, 1989. L89KB347 ENSCO, Inc. By! ......l:!U~, ~~~Q::;)....---- Kent Brooks, Secretary

,. THE STATE OF TEXAS § § COUNTY OF HARRIS § I, S uSt'!:IY \a, \,)12-,\ ' l\,)O , Notary Public, do hereby certify that on this the \lp-th day of Auc,-us1 , 1983_, personally appeared before me Kent Brooks, who declared that he is the Secretary of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the said document in the capacity therein set forth and declared that the statements therein contained are true. this IN WITNESS Wlj_EREOF I have hereunto set my hand and seal I lt;'-¼-1 day of J:t:V6:1,6I , 198_:L.. L89KB347 Notary Public in and for the State of Texas S1 .s1,1\J 02 - 12J1Lu1vo Printed Name of Notary My Commission Expires

The State of Texas

Secretary of State

FEB. 21, 1989

KENT BROOKS/ENSCO COMPANY
1201 DAIRY ASHFORD STE 200
HOUSTON ,TX 77079

RE:
ENSCO, INC.
CHARTER NUMBER 01961020-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE, OR BOTH. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

VERY TRULY YOURS,

Secretary of State

FILED
In the Office of the
Secretary of State of Texas

FEB 17 1989

Corporations Section

STATEMENT OF CHANGE OF REGISTERED OFFICE AND REGISTERED AGENT OR BOTH BY A TEXAS DOMESTIC CORPORATION

1. The name of the Corporation is ENSCO, Inc.

2. The address, including street and number, of its present registered office , as shown in the records of the Secretary of State of the State of Texas prior to filing this statement, is 2500 First City Bank Tower, 201 Main Street, Fort Worth, Texas 76102.

3. The address, including street and number, to which its registered office is to be changed, is 1201 Dairy Ashford, Suite 200, Houston, Texas 77079.

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is Randy S. Brooks.

5. The name of its new registered agent is Kent Brooks.

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by its Board of Directors.

ENSCO, INC.

By: [signature]
Gerald W. Haddock,
Director

STATE OF TEXAS §
§
COUNTY OF Tarrant §

BEFORE ME, THE UNDERSIGNED AUTHORITY, on this day personally appeared Gerald W. Haddock, Director of ENSCO, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and being by me the first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31st day of -~ J=a=n=ua=r~y.__ ____ , 1989. inted Name of Notary My Commission Expires:~7 ..· , .. L88KB574

The State of Texas

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION
OF

ENSCO, INC.

CHARTER NO. 1061620

The undersigned, as Secretary of State of the State of Texas, hereby certifies that Articles of Incorporation for the above corporation duly signed and verified pursuant to the provisions of the Texas Business Corporation Act, have been received in this Office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation and attaches hereto a copy of the Articles of Incorporation.

Dated Sept. 14 19 87

Secretary of State

THE STATE OF TEXAS

ams

ARTICLES OF INCORPORATION OF ENSCO, INC. I. The name of the corporation is ENSCO, Inc. II. The period of its duration is perpetual. III. SEP 14-1987 C , Clerk 1 -C Orporations s,, ... ,:;CfJCll The purposes for which the corporation is organized are: To enter into associations, partnerships, joint ventures, and other lawful arrangements for sharing profits, union of interests, reciprocal concessions, or cooperation, with any other corporation, partnership, association, firm, syndicate, entity, person, or government, municipal or public authority, domestic or foreign, in the carrying on of any business that the corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental for carrying out any of the purposes of the corporation; and to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act. IV. The aggregate number of shares that the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) per share. No shareholder or other person shall have any preemptive right whatsoever.

I , ,_ • v. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received. VI. The street address of its initial registered office is 2500 First City Bank Tower, 201 Main Street, Fort Worth, Texas 76102, and the name of its initial registered agent at such address is Randy S. Brooks. VII. The number of initial directors is one (1), and the name and address of the director are: Gerald W. Haddock 2500 First City Bank Tower 201 Main Street Fort Worth, Texas 76102 VIII. Directors shall be elected by majority vote. Cumulative voting shall not be permitted. IX. The name and address of the Incorporator are: Calvin M. Jackson 2500 First City Bank Tower 201 Main Street Fort Worth, T~a:. - 76102 3) c:L~-w.~ Calvin M. Ja9~s·on, Incorporator .. / 1 ..--'

THE STATE OF TEXAS §
§
COUNTY OF TARRANT §

BEFORE ME, a notary public, on this day personally appeared Calvin M. Jackson, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 11th day of September, 1987.

(Notarial Seal)

Karol A. Thompson
Notary Public, State of Texas

KAROL A. THOMPSON
NOTARY PUBLIC STATE OF TEXAS
Printed Name of Notary

COMMISSION EXPIRES 4—7—91
My Commission Expires:
_______________, 19__

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